Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated June 1, 2006, relating to the financial statements of New Frontier Energy, Inc. as of February 28, 2006, and the two years then ended, and the reference to our firm as experts in the Registration Statement.



/s/ Stark Winter Schenkein & Co., LLP
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December 15, 2006
Denver, Colorado